                                                                    EXHIBIT 32.1


                          CERTIFICATION WITH RESPECT TO
                                ANNUAL REPORT OF
                          HCC INSURANCE HOLDINGS, INC.

         The undersigned, being the Chief Executive Officer and Chief Financial Officer of HCC Insurance Holdings, Inc. (the "Company"), pursuant to 18 U.S.C.
Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, do hereby certify to the best of their knowledge with respect to the Annual Report of the Company on Form 10-K, as filed with the Securities and Exchange Commission for the year ended December 31, 2004 (the "Report"):

1. that the Report fully complies with all requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended; and

2. that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Report.




March 15, 2005                               /s/ Stephen L. Way
--------------              ----------------------------------------------------
     (Date)                   Stephen L. Way, Chairman of the Board,
                                    Chief Executive Officer and President


March 15, 2005                           /s/ Edward H. Ellis, Jr.
--------------              ----------------------------------------------------
     (Date)                 Edward H. Ellis, Jr., Executive Vice President and
                                          Chief Financial Officer


A signed original of this written statement required by Section 906 has been provided to HCC Insurance Holdings, Inc. and will be retained by HCC Insurance Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.